Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Tiffany Anderson	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8737	(650) 846-5747
tanderso@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS Q2 NON-GAAP EPS GROWS 24% TO $0.26

Total Revenue Grows 14% Over Q2 2011, or 20% on a Constant Currency Basis

PALO ALTO, Calif., June 28, 2012 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its second fiscal quarter, which ended on Sunday, June 3, 2012.

Total revenue for the second quarter of fiscal 2012 was $247.4 million and net income was $26.5 million, or $0.16 per diluted share. This compares to total revenue of $216.4 million and net income of $21.0 million, or $0.12 per diluted share, as reported for the second quarter of fiscal 2011.

On a non-GAAP basis, net income for the second quarter of fiscal 2012 was $43.6 million or $0.26 per diluted share, compared with $36.3 million or $0.21 per diluted share for the second quarter of fiscal 2011. Non-GAAP operating income for the second quarter of fiscal 2012 was $61.8 million, an increase of 22% over non-GAAP operating income of $50.8 million in the second quarter of fiscal 2011. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses, restructuring activities and non-cash interest expense related to convertible debt, and assume a non-GAAP effective tax rate of 27% and 26% for the second quarter of fiscal years 2012 and 2011, respectively.

“We delivered another quarter of continued growth, with total revenue and license revenue up by 20% and 17% respectively, after adjusting for currency movements,” said Vivek Ranadivé, TIBCO’s chairman and CEO. “A growing list of customers across industries and geographies are harnessing big data and becoming event-driven through the use of our infrastructure software platform – whether for new demand generation, improved loyalty program returns, increased operational efficiencies, or superior risk management. In up markets and down, these remain priority initiatives that continue to create opportunities for TIBCO.”

Second Quarter Fiscal 2012 Highlights

•	Record Q2 total revenue was $247.4 million, up 14% over last year on a reported basis and up 20% on a constant currency basis;

•	Record Q2 license revenue was $92.6 million, up 13% over last year on a reported basis and up 17% on a constant currency basis;

•	Q2 non-GAAP operating margin was 25%;

•	Q2 non-GAAP EPS was $0.26, up 24% over last year;

•	Repurchased 3.6 million shares;

•	Diversified mix of business across industries including Financial Services, Communications, Manufacturing, Energy, Life Sciences, Healthcare, and Retail;

•	TIBCO closed 137 deals over $100k and had 20 deals over $1 million; and

•

TIBCO expanded its business with leading companies and agencies in the second quarter such as Beijing Jurassic, DBS Bank, Dunkin’ Brands, Equinix, ING Insurance, NFU Mutual, Nielsen, Novo Nordisk, Reed Smith LLP, Reliance Industries, and Vodafone Egypt.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its second quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on July 28, 2012 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 88581564.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for second quarter of fiscal year 2012 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the ability of TIBCO’s platform to help customers become event-driven, improve loyalty program performance, increase supply chain efficiencies, and deliver superior risk management, and TIBCO’s belief that these will remain priority initiatives that create opportunities for TIBCO in up markets and down, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to develop products that address changing market demands, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer differentiated products that capitalize on current technology trends, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 4, 2012. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 3, 2012	November 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$647,104	$308,148
Short-term investments	205	225
Accounts receivable, net	175,436	196,419
Prepaid expenses and other current assets	64,862	61,864

Total current assets	887,607	566,656
Property and equipment, net	93,526	89,871
Goodwill	516,687	451,821
Acquired intangible assets, net	140,156	97,258
Long-term deferred income tax assets	114,267	78,656
Other assets	64,069	48,676

Total assets	$1,816,312	$1,332,938

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,921	$25,802
Accrued liabilities	118,281	129,168
Accrued restructuring costs	997	6,792
Deferred revenue	231,634	210,234
Current portion of long-term debt	2,463	2,397

Total current liabilities	378,296	374,393
Accrued restructuring costs, less current portion	966	1,050
Long-term deferred revenue	21,904	14,876
Long-term deferred income tax liabilities	58,173	4,540
Long-term income tax liabilities	24,174	20,772
Other long-term liabilities	2,542	2,445
Long-term debt, less current portion	34,463	65,711
Convertible debt	516,998	—

Total long-term liabilities	659,220	109,394

Total liabilities	1,037,516	483,787

Total equity	778,796	849,151

Total liabilities and equity	$1,816,312	$1,332,938

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Six Months Ended
	June 3, 2012	May 29, 2011	June 3, 2012	May 29, 2011
Revenue:
License	$92,581	$81,974	$174,896	$152,059
Service and maintenance	154,782	134,447	298,169	249,703

Total revenue	247,363	216,421	473,065	401,762

Cost of revenue:
License	9,401	9,710	18,441	18,637
Service and maintenance	59,486	52,017	116,536	96,037

Total cost of revenue	68,887	61,727	134,977	114,674

Gross profit	178,476	154,694	338,088	287,088

Operating expenses:
Research and development	38,605	36,175	75,926	68,861
Sales and marketing	78,923	68,909	154,641	131,432
General and administrative	17,407	15,573	35,002	28,490
Amortization of acquired intangible assets	5,653	5,030	10,201	9,921
Acquisition related and other	929	278	1,325	823
Restructuring adjustment	(400)	—	(519)	(33)

Total operating expenses	141,117	125,965	276,576	239,494

Income from operations	37,359	28,729	61,512	47,594
Interest income	221	448	476	930
Interest expense	(4,395)	(951)	(5,860)	(1,997)
Other income (expense), net	572	(1,136)	1,548	(1,426)

Income before provision for income taxes and noncontrolling interest	33,757	27,090	57,676	45,101
Provision for income taxes	7,200	6,000	10,500	7,996

Net income	26,557	21,090	47,176	37,105
Less: Net income attributable to noncontrolling interest	65	44	43	106

Net income attributable to TIBCO Software Inc.	$26,492	$21,046	$47,133	$36,999

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.17	$0.13	$0.29	$0.23

Diluted	$0.16	$0.12	$0.28	$0.21

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,437	161,911	160,949	161,207

Diluted	169,477	174,666	170,172	174,076

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	June 3, 2012	May 29, 2011
Cash flows from operating activities:
Net income	$47,176	$37,105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	7,050	6,310
Amortization of acquired intangible assets	17,365	19,664
Amortization of debt discount and transaction costs	2,210	386
Stock-based compensation	29,718	23,268
Deferred income tax	(9,281)	(9,342)
Tax benefits related to stock benefit plans	9,406	10,739
Excess tax benefits from stock-based compensation	(16,484)	(26,737)
Other non-cash adjustments, net	531	(146)
Changes in assets and liabilities:
Accounts receivable	16,751	17,516
Prepaid expenses and other assets	4,290	3,237
Accounts payable	(981)	(1,222)
Accrued liabilities and restructuring costs	(20,373)	(21,504)
Deferred revenue	29,563	24,064

Net cash provided by operating activities	116,941	83,338

Cash flows from investing activities:
Acquisitions, net of cash acquired	(131,611)	(22,579)
Purchases of property and equipment	(11,224)	(3,837)
Restricted cash pledged as security	(1,149)	(1,852)
Other investing activities, net	414	1,348

Net cash used in investing activities	(143,570)	(26,920)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net	584,450	—
Proceeds from revolving credit facility, net	116,648	—
Principal payments on debt	(151,182)	(1,119)
Proceeds from issuance of common stock	17,298	33,324
Repurchases of the Company’s common stock	(188,508)	(72,329)
Withholding taxes related to restricted stock net share settlement	(15,116)	(15,024)
Excess tax benefits from stock-based compensation	16,484	26,737

Net cash provided by (used in) financing activities	380,074	(28,411)

Effect of foreign exchange rate changes on cash and cash equivalents	(14,489)	6,491

Net change in cash and cash equivalents	338,956	34,498
Cash and cash equivalents at beginning of period	308,148	243,989

Cash and cash equivalents at end of period	$647,104	$278,487

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally,

TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Six Months Ended
	June 3, 2012		May 29, 2011		June 3, 2012		May 29, 2011
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$37,359	$26,492	$28,729	$21,046	$61,512	$47,132	$47,594	$36,999
Amortization of intangible assets - cost of revenue	3,899	3,899	4,948	4,948	7,164	7,164	9,743	9,743
Amortization of intangible assets - operating expense	5,653	5,653	5,030	5,030	10,201	10,201	9,921	9,921
Stock-based compensation - cost of revenue	1,116	1,116	957	957	2,398	2,398	1,831	1,831
Stock-based compensation - R&D expense	3,354	3,354	3,003	3,003	7,359	7,359	5,652	5,652
Stock-based compensation - S&M expense	4,694	4,694	4,077	4,077	9,987	9,987	8,290	8,290
Stock-based compensation - G&A expense	5,231	5,231	3,750	3,750	9,976	9,976	7,495	7,495
Acquisition related and other	929	929	278	278	1,325	1,325	823	823
Non-cash interest expense related to convertible debt	—	1,564	—	—	—	1,564	—	—
Restructuring adjustment	(400)	(400)	—	—	(519)	(519)	(33)	(33)
Income tax adjustment for non-GAAP	—	(8,945)	—	(6,775)	—	(18,425)	—	(17,083)

Non-GAAP	$61,835	$43,587	$50,772	$36,314	$109,403	$78,162	$91,316	$63,638

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.16		$0.12		$0.28		$0.21

Non-GAAP		$0.26		$0.21		$0.46		$0.37

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		169,477		174,666		170,172		174,076